Exhibit 10.15

2023 FIRST AMENDMENT TO THE BANCFIRST CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

Pursuant to the authority vested in the undersigned, the Adoption Agreement for the BancFirst Corporation Employee Stock Ownership Plan (the “Plan”) is hereby amended as follows:

I.

Section 14.l of the Plan is hereby amended to read as follows:

“l. [X] three (not to exceed 12) consecutive months [X] OR [ ] [ ] [ ]

of employment from the Eligible Employee's employment commencement date. If an Eligible Employee does not complete the stated number of months, the Employee is subject to the one (1) Year of Service requirement in i. above.”

II.

The Plan is hereby amended to add the following new Section 45A, which shall immediately follow Section 45 in the Plan:

“45A. ADDITIONAL DIVERSIFICATION RIGHT

In addition to the diversification rights available under Item 45 of this Adoption Agreement, a Qualified Participant (as defined in Plan Section 7.9(d)) shall, upon meeting the requirements to be a Qualified Participant, be entitled to elect to direct the diversification of any number of shares of Employer Stock that have been allocated to the Qualified Participant’s Employer Stock Account by means of transfer to another qualified defined contribution plan sponsored by the Employer.”

Except as otherwise provided in this 2023 First Amendment to the Plan (“Amendment”), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of April 1, 2023.

EXECUTED as of the 26th day of January, 2023.

BANCFIRST CORPORATION

By: /s/Randy Foraker

Name: Randy Foraker

Title: EVP & Secretary

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